Exhibit 8(h)

Amendment No. 6 to the Administration Agreement

This Amendment No. 6 dated as of [                ], 2022 (the “Amendment”) to the Administration Agreement (as defined below) is entered into by and among BlackRock FundsSM, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V (collectively, the “Trusts”), each a Massachusetts business trust, BlackRock Advantage SMID Cap Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Bond Fund, Inc., BlackRock Funds VII, Inc. and BlackRock Municipal Bond Fund, Inc., each a Maryland corporation, and BlackRock Advisors, LLC (the “Administrator”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Administration Agreement.

WHEREAS, the Trusts, BlackRock Bond Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Advantage SMID Cap Fund, Inc. and BlackRock Funds VII, Inc. (collectively, the “Existing Funds”) and the Administrator have entered into an Administration Agreement dated January 1, 2015 (the “Administration Agreement”), as amended, pursuant to which each of the Existing Funds retained the Administrator to provide certain administration services with respect to each Existing Fund and certain of their respective series;

WHEREAS, the Board of Directors of BlackRock Municipal Bond Fund, Inc. (the “Corporation”), including a majority of those Directors who are not interested persons of the Corporation, approved the appointment of the Administrator to provide certain administration services to the Corporation and its series, BlackRock Impact Municipal Fund, at a meeting held on February 17, 2022; and

WHEREAS, the parties desire to add the Corporation as a party to the Administration Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Appointment.  The Corporation hereby appoints the Administrator to act as the administrator of the Corporation and its series, BlackRock Impact Municipal Fund, for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement with respect to the Corporation and its series, BlackRock Impact Municipal Fund.

2.        Capitalized Terms.  From and after the date hereof, the terms “Trust” and “Fund” as used in the Administration Agreement shall be deemed to include the Corporation. From and after the date hereof, the terms “Trustees” and “Board of Trustees” as used in the Administration Agreement shall be deemed to include the Directors and Board of Directors, respectively, of the Corporation. From and after the date hereof, the term “Declaration of Trust” shall be deemed to include the Articles of Incorporation of the Corporation, as amended from time to time.

3.        Schedule.  Schedule B to the Administration Agreement shall be amended to add the Corporation and its series, BlackRock Impact Municipal Fund, so that Schedule B is amended and restated as attached hereto.

4.        Compensation.  The Administrator shall receive from the Corporation, on behalf of its series, BlackRock Impact Municipal Fund, a fee pursuant to Schedule A of the Administration Agreement.

5.        Miscellaneous.

(a)	Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

(b)

The names “BlackRock FundsSM” and “Trustees of BlackRock FundsSM, “BlackRock Funds II” and “Trustees of BlackRock Funds II”, “BlackRock Funds IV” and “Trustees of BlackRock Funds IV”, and “BlackRock Funds V” and “Trustees of BlackRock Funds V” refer respectively to the applicable Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, as amended from time to time, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the applicable Trust. The obligations of “BlackRock FundsSM”, “BlackRock Funds II”, “BlackRock Funds IV” and “BlackRock Funds V” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the applicable Trust personally, but bind only the Trust Property, and all persons dealing with any Fund or class of Shares of the Trust must look solely to the Trust Property belonging to such Fund or class for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK MUNICIPAL BOND FUND, INC. on behalf of BlackRock Impact Municipal Fund

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS VII, INC. on behalf of each BlackRock Funds VII, Inc. Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK BOND FUND, INC. on behalf of BlackRock Sustainable Total Return Fund

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK ADVANTAGE SMID CAP FUND, INC.

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDSSM
on behalf of each BlackRock FundsSM Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS II
on behalf of each BlackRock Funds II Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS IV
on behalf of each BlackRock Funds IV Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS V

on behalf of each BlackRock Funds V Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK LARGE CAP SERIES FUNDS, INC.

on behalf of each BlackRock Large Cap Series Funds, Inc. Fund listed on Schedule B

By:

Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK ADVISORS, LLC

By:

Name:	Trent Walker
Title:	Managing Director

Schedule B

Fund	BLK Ticker
BlackRock Bond Fund, Inc.

1. BlackRock Sustainable Total Return Fund	TR-E-AG

2. BlackRock Advantage SMID Cap Fund, Inc.	MF_VO

BlackRock FundsSM

3. BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG

4. BlackRock Advantage International Fund	BR_GO_AG

5. BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG

6. BlackRock Advantage Small Cap Core Fund	BR_DSCC

7. BlackRock Advantage Small Cap Growth Fund	BR_SCGE

8. BlackRock China A Opportunities Fund	BR_CHOPS

9. BlackRock Commodity Strategies Fund	BR_CSF-AGG

10. BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN

11. BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM

12. BlackRock Defensive Advantage International Fund	BR_DAINTL

13. BlackRock Defensive Advantage U.S. Fund	BR_DAUS

14. BlackRock Energy Opportunities Fund	BR_ACGR

15. BlackRock Exchange Portfolio	BR_EXC

16. BlackRock Global Equity Absolute Return Fund	GEARUS-AG

17. BlackRock Global Long/Short Equity Fund	BR_GLS-AGG

18. BlackRock Health Sciences Opportunities Portfolio	BR_HS

19. BlackRock High Equity Income Fund	BR_USOPP

20. BlackRock Infrastructure Sustainable Opportunities Fund	BR_ISOF

21. BlackRock International Dividend Fund	BR_ISCE

22. BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE

23. BlackRock Real Estate Securities Fund	BR_REIT-AG

24. BlackRock Short Obligations Fund	BR_SHOBLIG

25. BlackRock Sustainable Advantage Emerging Markets Equity Fund	BR_EMR_ESG

26. BlackRock Sustainable Advantage International Equity Fund	BR_GO_ESG

27. BlackRock Sustainable Advantage Large Cap Core Fund	BR_IMPR3

28. BlackRock Tactical Opportunities Fund	BR_AA

29. BlackRock Technology Opportunities Fund	BR_GST

30. BlackRock Total Factor Fund	BR-SRA-AG

31. BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY

32. BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM

BlackRock Funds II

33. BlackRock 20/80 Target Allocation Fund	BR_CON

34. BlackRock 40/60 Target Allocation Fund	BR_MOD

35. BlackRock 60/40 Target Allocation Fund	BR_GRW

36. BlackRock 80/20 Target Allocation Fund	BR_AGR

37. BlackRock Dynamic High Income Portfolio	BR-DHI-AG

38. BlackRock Global Dividend Portfolio	BR-IBP-AG

39. BlackRock Managed Income Fund	BR-MI-AG

40. BlackRock Multi-Asset Income Portfolio	BR-INC-AG

41. BlackRock Retirement Income 2030 Fund	BR-RI2030

42. BlackRock Retirement Income 2040 Fund	BR-RI2040

BlackRock Funds IV

43. BlackRock Global Long/Short Credit Fund	BR-GC-AG

44. BlackRock Sustainable Advantage CoreAlpha Bond Fund	BR-IMPBD

45. BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V

46. BlackRock Core Bond Portfolio	BR-CORE

47. BlackRock Floating Rate Income Portfolio	BR-FRI

48. BlackRock GNMA Portfolio	BR-GNMA

49. BlackRock High Yield Bond Portfolio	BR-HIYLD

50. BlackRock Income Fund	BR-MSB-AGG

51. BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG

52. BlackRock Low Duration Bond Portfolio	BR-LO-AGG

53. BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG

54. BlackRock Sustainable Emerging Markets Bond Fund	BR-EMDHD

55. BlackRock Sustainable Emerging Markets Flexible Dynamic Bond Fund	BR-EMD

56. BlackRock Sustainable High Yield Bond Fund	BR-SUSHI

57. BlackRock Sustainable Low Duration Bond Fund	BR-SUSLO

58. BlackRock U.S. Government Bond Portfolio	BR-INTG

BlackRock Funds VII, Inc.

59. BlackRock Sustainable International Equity Fund	BR_SUSINTL

60. BlackRock Sustainable U.S. Growth Equity Fund	BR_SUSGRO

61. BlackRock Sustainable U.S. Value Equity Fund	BR_SUSVAL

BlackRock Large Cap Series Funds, Inc.

62. BlackRock Advantage Large Cap Core Fund	FF_LCC

63. BlackRock Advantage Large Cap Value Fund	MF_LCV

BlackRock Municipal Bond Fund, Inc.

64. BlackRock Impact Municipal Fund	BR-MPACT

Schedule B, dated March 10, 2022